As filed with the Securities and Exchange Commission on August 23, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOGORO INC.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable I.R.S. Employer Identification Number)
11F, Building C,
No. 225, Section 2, Chang’an E. Rd.
SongShan District, Taipei City 105
Taiwan
+886 3 273 0900
(Address and telephone number of Registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address and telephone number of agent for service)

With copies to:
Yi Gao, Esq.
Simpson Thacher & Bartlett LLP
c/o 35th Floor, ICBC Tower
3 Garden Road
Central, Hong Kong
+852-2514-7600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of Securities Act 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), shall determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED August 23, 2024
PRELIMINARY PROSPECTUS
UP TO 60,242,121 ORDINARY SHARES
OF
GOGORO INC.

This prospectus relates to the resale from time to time by Castrol Holdings International Limited, a private limited company incorporated in England and Wales (“Castrol Holdings”) or its permitted assignees or transferees of 16,887,328 ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of Gogoro Inc. (the “Company”) issued and sold to Castrol Holdings pursuant to a subscription agreement entered into by the Company and Castrol Holdings on June 24, 2024 (the “Subscription Agreement”). This prospectus also relates to the resale from time to time by Gold Sino Assets Limited (“Gold Sino”) or its permitted assignees or transferees (Gold Sino and its permitted assignees or transferees, together with Castrol Holdings and its permitted assignees or transferees, the “Selling Securityholders”) of (i) 32,516,095 Ordinary Shares (the “Gold Sino Shares”) of the Company issued and sold to Gold Sino pursuant to a share and warrant purchase agreement entered into by the Company and Gold Sino on May 31, 2024 (the “Purchase Agreement”) and (ii) 10,838,698 Ordinary Shares issuable upon the exercise of the warrant issued to Gold Sino pursuant to the Purchase Agreement (the “Gold Sino Warrant”). The Ordinary Shares offered by the Selling Securityholders are identified in this prospectus as the Registered Shares (the “Registered Shares”). We are registering the offer and sale of the Registered Shares to satisfy certain registration rights we have granted to the Selling Securityholders. The Selling Securityholders may, or may not, elect to sell Registered Shares as and to the extent that they may individually determine. See the section entitled “Plan of Distribution.”
We will not receive any proceeds from any sale of Registered Shares by Selling Securityholders under this prospectus. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The Selling Securityholders can sell, under this prospectus, up to 60,242,121 Ordinary Shares constituting approximately 20.4% of our issued and outstanding Ordinary Shares as of June 30, 2024. Sales of a substantial number of Ordinary Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.
Our Ordinary Shares are currently traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GGR.” Our Ordinary Shares began trading on the Nasdaq on April 5, 2022.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.
We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplements to this prospectus.
The date of this prospectus is                           , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell securities from time to time and in one or more offerings. We will not receive any proceeds from the sale of Registered Shares by such Selling Securityholders under this prospectus. Any prospectus supplement or free writing prospectus that we file in connection with any specific offering by the Selling Securityholders may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information, other than that contained in or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares.
For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and the distribution of this prospectus outside the United States.
We are a company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Gogoro,” the “Company,” “we,” “us” and “our” refer to Gogoro Inc., a Cayman Islands exempted holding company, together as a group with its subsidiaries, including its Operating Subsidiaries.

MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and reports provided to us, and other industry publications, surveys and forecasts. We have not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been independently verified. While we believe that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” in our then-most recent Annual Report on Form 20-F.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

“Board”	means the board of directors of Gogoro.

“Castrol Holdings”	means Castrol Holdings International Limited, a private limited company incorporated in England and Wales.

“Cayman Companies Act”	means the Companies Act (As Revised) of the Cayman Islands.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“GAAP”	means accounting principles generally accepted in the United States of America.

“Gogoro”	means Gogoro Inc., a Cayman Islands exempted holding company, together as a group with its subsidiaries, including its Operating Subsidiaries.

“Gold Sino”	means Gold Sino Assets Limited.

“GoStation”	means Gogoro Battery Swapping Stations.

“ICE”	means internal combustion engine.

“IFRS”	means the International Financial Reporting Standards.

“Letter Agreement”	means the letter agreement, dated as of June 24, 2024, between Gogoro and Castrol Holdings.

“NTD”	means New Taiwan dollar.

“OEM”	means original equipment manufacturer.

“Operating Subsidiaries”
means, collectively, the operating subsidiaries of Gogoro Inc., a Cayman Islands exempted holding company, which include Gogoro Taiwan Limited, Gogoro Taiwan Sales and Services Limited, Gogoro Network, Taiwan Branch, Gogoro Network Pte. Ltd., Gogoro India Private Limited, and GoShare Taiwan Limited.

“Ordinary Share”	means the ordinary share of Gogoro, par value $0.0001 per share, that are traded on Nasdaq under the ticker symbol “GGR.”

“PBGN”	means Powered by Gogoro Network.

“PCAOB”	means the Public Company Accounting Oversight Board.

“PTW/ePTW”	means powered two-wheeler/electric-powered two-wheeler.

“Purchase Agreement”	means the share and warrant purchase agreement dated May 31, 2024, entered into by and between Gogoro Inc. and Gold Sino.

“Registration Rights Agreement”
means the registration rights agreement, dated as of June 24, 2024, entered into by and among Gogoro, Castrol Holdings and any permitted assignee or transferee who thereinafter becomes a party to such registration rights agreement.

“SEC”	means the U.S. Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“Subscription Agreement”	means the subscription agreement entered into on June 24, 2024 by and between Gogoro and Castrol Holdings.

SUMMARY
This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the other documents referred to in this prospectus before making an investment in our Ordinary Shares. For additional information, see “Where You Can Find More Information” in this prospectus.
Overview
We are an innovative company focusing on utilizing cutting-edge technologies to transform urban transportation and enable the mass market shift to clean sustainable two-wheel transportation. Gogoro battery swapping provides smart, convenient, accessible and portable power using industry-leading battery swapping and Smartscooter vehicles that address the needs of urban residents in Asia and other regions with densely populated cities.
As a globally recognized industry leader, Gogoro established an open urban transportation ecosystem that utilizes an innovative Swap & Go battery swapping platform that delivers full power to ePTW in seconds. We have deployed this large scale platform in our pilot market of Taiwan, where as of December 31, 2023, we had enabled over 587 thousand monthly subscribers and more than 2 million GoShare riders to refuel their ePTWs at over 2,540 battery swapping locations.
The Gogoro Network had delivered over 520 million battery swaps to date, which amounts to over approximately 420 thousand swaps per day, and Gogoro riders had ridden more than 9.4 billion kilometers as of December 31, 2023. Additionally, via our Powered by the Gogoro Network (“PBGN”) program, we have enabled partner brands to develop and market vehicles which are compatible with out battery swapping platform, enabling more choices for consumers and giving OEM partners the opportunity to offer electric mobility solutions.
Our comprehensive battery ecosystem is built on an integrated technology platform and spans:
•Gogoro Smart Batteries designed and optimized for swapping at Gogoro’s connected battery swapping stations;
•Cloud-based service and battery management systems;
•Design, engineering, and manufacturing of Gogoro-branded Smartscooter ePTWs;
•Design, engineering, and manufacturing of advanced ePTW powertrains, smart components, OEM developer kits for vehicle partners; and
•A full-stack operating system and consumer app with broad platform connectivity and large quantities of data made available to consumers.
Our Swap & Go battery swapping is especially suited for densely populated and highly congested urban centers where space and time are at a premium. Our initial focus is on deploying Gogoro Network™ in population centers in Asia with the highest concentrations of PTW riders. Our swapping stations have a small footprint and are easy to deploy, making them ideal for integrating into high-traffic urban areas where riders need them most. In the same space it takes to charge a 4-Wheel electric vehicle, a standard Gogoro battery swapping station can deliver full power in seconds to service hundreds of ePTW vehicle riders per day.
Our Gogoro Network™ battery swapping is offered to customers at a monthly fee based on each consumer’s chosen plan and an overage consumption fee when their consumption exceeds the chosen plan. Our business model has demonstrated near 100% retention rates for Gogoro Network™ subscription revenue for every annual cohort of ePTWs sold since the inception of our pilot market of Taiwan in 2015.
Our battery swapping network and batteries address five critical barriers that have prevented previous adoption of ePTWs:

First, we eliminate range anxiety by enabling riders to easily find battery swapping locations and then quickly swap their batteries by placing stations at a wide variety of locations where they are most in demand.
Second, we save riders time by allowing them to refuel in seconds as opposed to hours for traditional charging.
Third, riders no longer need to locate dedicated charging locations where they can leave their vehicles for hours to charge. They can pull up to a battery swapping stations and swap and go in seconds.
Fourth, we place a high priority on consumer safety with our patented Smart Batteries that are designed and engineered to exceed the highest battery safety standards.
Finally, we make riding electric affordable. Gogoro Smartscooters, as well as ePTWs sold by our OEM partners, are at approximate price parity with traditional ICE PTWs at the time of purchase and provide a lower total cost of ownership throughout the life of the vehicle.
Gogoro generates two inter-linked revenue streams:
(i)Hardware sales — (1) Gogoro branded Smartscooters and enabling hardware, which includes sales of vehicle kits to partners who sell their own branded vehicles that are “Powered by the Gogoro Network™ ” (“PBGN”), and (2) in the future sales of Battery Packs and GoStation® to our JV partnerships that will operate battery swapping networks; and
(ii)battery swapping service revenues from Swap & Go customer subscriptions to the battery swapping network.
Regardless of whether the vehicle is Gogoro or partner branded, riders must subscribe to the Gogoro Network™ battery swapping service for ongoing access to battery swapping. Our business model has demonstrated a near 100% retention rate for Gogoro Network™ subscription revenue for every annual cohort of ePTWs sold since inception in our pilot market of Taiwan. We believe our subscription revenue model gives a long and predictable revenue stream through Gogoro or PBGN-branded scooters’ life cycle. Our battery swapping subscription model also secures monthly recurring revenues from all the PBGN riders as they also subscribe to the Gogoro Network.
Our battery swapping technology comprises of an interoperable platform that seamlessly integrates a comprehensive ecosystem of hardware, software, and services, which consists of Gogoro Smart Batteries, GoStation®, Gogoro Network™ Software & Battery Management Systems, Smartscooter, GoReward℠, and related components and kits.
During the past decade in Taiwan, we have built our own battery swapping network to establish the Gogoro battery swapping ecosystem and catalyze the marketplace. During 2023, approximately 81.9% of electric two-wheeler sales have been delivered from Gogoro and our PBGN OEM partners. As we continue to expand and add additional OEM partners beyond Taiwan, we will benefit from partners’ manufacturing agility, supply chain and logistics capabilities, and retail channels, which will extend our brand’s reach. We believe that our proven battery swapping platform, enabling technologies and OEM partnerships will drive rapid and sustained growth opportunities into global markets in the future.
Since Gogoro’s inception in 2011, we have been engaged in developing and marketing our ePTW, battery swapping network, subscriptions, and other offerings, raising capital, and recruiting personnel. We have incurred net operating losses and net cash outflows in every year since our inception. As of December 31, 2023, we had an accumulated deficit of $426.0 million. We have funded our operations primarily with proceeds from revenues generated from the sales of electric scooters and battery-swapping services, borrowings under our loan facilities, and offering shares through the private placement and to the capital market in the U.S.
Subscription of Ordinary Shares by Castrol Holdings and Related Transactions
On June 24, 2024 (the “Closing Date”), we entered into and consummated certain transactions contemplated by, the Subscription Agreement with Castrol Holdings. Pursuant to the Subscription Agreement, we have issued and sold to Castrol Holdings, and Castrol Holdings has subscribed for and purchased from us, in a private placement,

16,887,328 shares (the “Castrol Subscribed Shares”) of the Ordinary Shares, for an aggregate purchase price of US$25,000,000, reflecting a per share purchase price of US$1.4804 (the “Per Share Purchase Price”). Concurrently with the execution of the Subscription Agreement, we have also entered into the Letter Agreement and the Registration Rights Agreement, in each case with Castrol Holdings.
We will use the proceeds from the sale of the Castrol Subscribed Shares exclusively to fund strategic investments as approved by our board of directors. We are prohibited from using such proceeds for any redemptions, dividends or other distributions to any of our shareholders (other than in accordance with the Letter Agreement).
Pursuant to the Letter Agreement, we have granted the following rights to Castrol Holdings:
•Put option: subject to the terms and conditions set forth in the Letter Agreement, if the Second Tranche Closing (as defined below) has not occurred prior to June 30, 2025, then at any time during the 12-month period immediately following June 30, 2025 (the “Put Option Period”), Castrol Holdings will have the right, but not the obligation, to require us to repurchase all or any portion of the Castrol Subscribed Shares at a price per Ordinary Share equal to the Per Share Purchase Price. This put option will expire upon the occurrence of the Second Tranche Closing if the Second Tranche Closing occurs prior to the expiration of the Put Option Period and may not be exercised more than once.
•Additional put option rights: from the closing date under the Subscription Agreement until the earlier of the Second Tranche Closing and the expiration of the Put Option Period, upon (i) a change of control transaction of the Company or (ii) a material breach by us of our representations, obligations, covenants or agreements under the Subscription Agreement or the Registration Rights Agreement, Castrol Holdings will have the right, but not the obligation, to require us to repurchase all or any portion of the Castrol Subscribed Shares at a price per Ordinary Share equal to the Per Share Purchase Price. These additional put option rights may not be exercised more than once.
•Information and consultation rights: so long as Castrol Holdings holds at least 5% of the Castrol Subscribed Shares and, if applicable, the Ordinary Shares issued or issuable under the Convertible Note (as defined below), we will hold a quarterly consultation with Castrol Holdings to provide certain information regarding the Company and the Strategic Partnership (as defined below) specified in the Letter Agreement.
•Most favored nation: in connection with certain issuances of capital stock by us within 12 months after the date of the Letter Agreement, if we grant to persons subscribing for capital stock in such issuances certain rights, in each case that are materially more favorable to such persons, we will offer to Castrol Holdings the opportunity to elect to include such more favorable terms in the Letter Agreement.
Pursuant to the Registration Rights Agreement, we have also granted Castrol Holdings certain registration rights with respect to the Castrol Subscribed Shares and the Ordinary Shares issuable upon exercise of the Convertible Note under the Securities Act of 1933, as amended (the “Securities Act”).
In addition to the issuance and subscription of the Castrol Subscribed Shares, the Subscription Agreement also contemplates that upon the consummation (the “Second Tranche Closing”) of the transactions contemplated by the definitive agreements mutually agreed between the parties in respect of a contemplated electric two-wheeler joint venture between us and Castrol Holdings (the “Strategic Partnership”), we and Castrol Holdings will enter into a convertible note purchase agreement in substantially the form attached as Exhibit C to the Subscription Agreement (the “Note Purchase Agreement”), pursuant to which we will issue and sell to Castrol Holdings, and Castrol Holdings will purchase from us, a convertible note in substantially the form attached as Exhibit D to the Subscription Agreement in the principal amount of US$25,000,000 (the “Convertible Note”). The Note Purchase Agreement will contain representations, warranties and covenants substantially similar to the Subscription Agreement.
The Second Tranche Closing is subject to the parties’ agreeing to and signing of the definitive agreements with respect to the Strategic Partnership and the consummation of the transactions contemplated thereby. Therefore, there is no assurance as to whether or when the Second Tranche Closing will occur. If the Second Tranche Closing occurs, the parties will sign the Note Purchase Agreement and we will issue the Convertible Note to Castrol Holdings for an aggregate purchase price of US$25,000,000 pursuant to the Note Purchase Agreement.
Purchase of Ordinary Shares and Warrant by Gold Sino
On May 31, 2024, we entered into the Purchase Agreement with Gold Sino, pursuant to which we agreed to issue and sell to Gold Sino, and Gold Sino agreed to subscribe for and purchase from us, through a private placement, (i) 32,516,095 Ordinary Shares of Gogoro (the “Gold Sino Shares”), for an aggregate purchase price of US$50,000,000, reflecting a per share purchase price of approximately US$1.5377 and (ii) a warrant to purchase 10,838,698 Ordinary Shares of Gogoro at US$1.6915 per share (subject to certain adjustments as set forth therein) (the “Gold Sino Warrant” and together with the Gold Sino Shares, the “Gold Sino Purchased Securities”). The transaction contemplated by the Purchase Agreement was consummated on June 7, 2024.
Pursuant to the Purchase Agreement, we have also granted Gold Sino, effective upon the closing of the purchase and sale of the Gold Sino Purchased Securities, certain registration rights with respect to the registration of the Gold Sino Shares and the Ordinary Shares issuable upon exercise of the Gold Sino Warrant under the Securities Act.
Pursuant to the Purchase Agreement, subject to certain exceptions, Gold Sino has agreed to certain standstill restrictions, including, among other things, that Gold Sino shall not (and shall cause its affiliates and representatives not to) (i) effect or participate in any acquisition of any securities or assets of Gogoro or any recapitalization, restructuring or other extraordinary transaction with respect to Gogoro, (ii) form or join a “group” (as defined under the Securities Exchange Act of 1934, as amended) with respect to Gogoro, or (iii) seek representation on or to control or influence the management, board of directors or policies of Gogoro or to obtain representation on the board of directors of Gogoro. Gold Sino also agrees not to request Gogoro to amend or waive any of such restrictions.
The Gold Sino Warrant is immediately exercisable upon issuance and will expire upon the earlier of the fifth anniversary of the issuance date or the consummation of certain fundamental transactions of Gogoro.
Corporate Information
Gogoro was incorporated as an exempted company in accordance with the laws and regulations of the Cayman Islands on April 27, 2011. The mailing address of Gogoro’s principal executive office is 11F, Building C, No. 225, Section 2, Chang’an E. Rd., SongShan District, Taipei City 105, Taiwan, and its telephone number is +886 3 273 0900.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of, and instead to take advantage of, such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Foreign Private Issuer
Gogoro is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Gogoro is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq Stock Market LLC (“Nasdaq”) applicable to U.S. domestic companies. For example, Gogoro is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. While Gogoro does not currently intend to follow home country practice in lieu of the above requirements, Gogoro could decide in the future to follow home country practice and its Board of Directors could make such a decision to depart from such requirements by ordinary resolution. As a result, Gogoro’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, Gogoro is also subject to reduced disclosure requirements and is exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

THE REGISTERED SHARES

Nasdaq Symbol For Our Ordinary Shares	“GGR”

Resale of Ordinary Shares

Registered Shares being registered on behalf of the Selling Securityholders (representing Castrol Subscribed Shares and Gold Sino Purchased Securities)	60,242,121 shares.

Offering Price
The Ordinary Shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section titled “Plan of Distribution”.

Use of Proceeds	We will not receive any proceeds from the sale by the Selling Securityholders of Registered Shares under this prospectus.

Dividend Policy	We have never declared or paid any cash dividends on our shares and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Risk Factors	See the section titled “Risk Factors” in our then-most recent Annual Report on Form 20-F for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.
Unless otherwise stated in this prospectus, the number of our Ordinary Shares set forth herein is as of June 30, 2024 and is based on 295,066,497 Ordinary Shares issued and outstanding, adjusted for each beneficial owner’s options and warrants held by that person that are exercisable or will be exercisable within 60 days from June 30, 2024.

RISK FACTORS
We operate in a market environment that is difficult to predict and that involves significant risks, many of which are beyond our control. Before making an investment decision, you should carefully consider the risks in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus or any prospectus supplement hereto. If any of the events, contingencies, circumstances or conditions described in these risks actually occur, our business, financial condition or results of operations could be seriously harmed. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor, if they materialize, also may adversely affect us. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These forward-looking statements are made under the “safe-harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Known and unknown risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in our then-most recent Annual Report on Form 20-F, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•Our future financial and operating results, including forecasts, trends, expectations and market opportunities;
•Growth of our business and operations and our ability to effectively manage our growth;
•Our ability to launch and ramp up the production of our products and features, and our ability to control our manufacturing costs;
•Our ability to expand our sales and marketing capabilities in order to increase our customer base and achieve broader market acceptance of our solutions;
•Our dependence on a limited number of vendors, suppliers and manufacturers;
•Our ability to expand effectively into new markets, including India, Indonesia and the PRC, including the timing and estimates on the number of cities we will expand to;
•Successful acquisitions of new businesses, products or technologies, or entering into strategic collaborations alliances or joint ventures in Taiwan and internationally;
•Our ability to develop and maintain relationships with our partners, including our OEM partners;
•Material risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties;
•Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells and metals, including as a result of inflation;
•Our ability to offer high-quality support to the battery swapping stations and station suppliers, or failure to maintain strong user experience;
•The impacts of service disruptions, outages, errors and performance problems in any of our products;
•The impact of any health pandemics;

•The ability of our products and services to successfully compete with a growing list of established and new competitors;
•Changes to fuel economy standards or the success of alternative fuels;
•Our ability to continue to develop new products and product innovations to adapt to the rapid technological change that characterizes the ePTW market;
•Our ability to continue to grow the number of incremental battery swapping subscribers and cumulative battery swapping subscribers;
•Our ability to successfully implement the pilot programs intended to extend the life of our battery packs beyond use in ePTWs and to create additional revenue streams in the future;
•Our ability to protect our technology and intellectual property from unauthorized use by third parties;
•Our expectations about entering into definitive agreements with our partners;
•Our exposure to fluctuations in currency exchange rates;
•The legal, regulatory and financial challenges that we may face with conducting business through subsidiaries in Taiwan and international markets; and
•The other matters described in the section titled “Risk Factors” in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplements to this prospectus.
We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the date they are made. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”
Market, ranking and industry data contained in or incorporated by reference into this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in our then-most recent Annual Report on Form 20-F.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be offered and sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from any sale of securities by Selling Securityholders under this prospectus.
With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholder will pay any underwriting discounts and commissions incurred by them in disposing of such Ordinary Shares, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including all registration and filing fees, Nasdaq additional listing fees, and fees of our counsel and our independent registered public accountants.

DIVIDEND POLICY
As of the date of this prospectus, other than dividends paid to the holders of redeemable preferred shares by Gogoro Inc. as further described below, we have never declared or paid any cash dividends on our shares and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.
Within the organization, investor cash inflows have all been received by Gogoro Inc., the parent Cayman Island entity. Cash to fund our operations is transferred from: (i) the Cayman Island parent to its operating companies through capital contributions; and (ii) operating companies to other operating companies through capital contributions.
As a holding company, Gogoro Inc. may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Gogoro Inc. As of the date of this prospectus, other than dividends paid to the holders of redeemable preferred shares by Gogoro Inc., neither Gogoro Inc. nor any of its subsidiaries have ever paid dividends or made distributions. Gogoro Inc. paid out an aggregate amount of $2.1 million and $7.0 million as dividends to holders of redeemable preferred shares for the years ended December 31, 2022 and 2021, respectively.
We incurred a net loss in fiscal year 2023 and we do not expect to distribute earnings in the near future. Going forward, we intend to continue to invest profit generated from our business operations to invest in new markets or business lines.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024 on:
•a historical basis for Gogoro; and
•an adjusted basis, after giving effect to the exercise of the Gold Sino Warrant in full, resulting in the issuance of 10,838,698 Ordinary Shares for approximately $18.3 million.
As we will not receive any proceeds from the sale of Ordinary Shares sold by the Selling Securityholders, no further change is disclosed on a pro forma basis to reflect sales of shares pursuant to this prospectus.
This table should be read in conjunction with our consolidated financial statements and the related notes thereto, included in our annual report on Form 20-F for the year ended December 31, 2023 and our condensed consolidated unaudited financial statements as of and for the six months ended June 30, 2024 included in our report on Form 6-K as filed on August 15, 2024, both of which are incorporated by reference into this prospectus.

	As of June 30, 2024
(in thousands)	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents	$196,886	$215,220
Total liabilities	566,768	566,768
Equity
Ordinary shares	29	30
Capital surplus	729,644	747,977
Accumulated deficits	(459,160)	(459,160)
Other equity	(6,297)	(6,297)
Total Equity	264,216	282,550
Total Capitalization*	$830,984	$849,318
__________________
*Total capitalization equals total liabilities plus total equity.

SELLING SECURITYHOLDERS
This prospectus relates to, among other things, the registration and resale by the Selling Securityholders, namely (i) Castrol Holdings and any permitted assignee or transferee who thereafter becomes a party to the Registration Rights Agreement, of 16,887,328 Castrol Subscribed Shares; and (ii) Gold Sino and any permitted assignee or transferee according to the Purchase Agreement, of 43,354,793 Gold Sino Purchased Securities. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the offering to which this prospectus relates commenced in transactions exempt from or not subject to the registration requirements of the Securities Act. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares.
The following table sets forth the name of the Selling Securityholders, the aggregate number of Ordinary Shares beneficially owned by such Selling Securityholders immediately prior to the offering, the number of Ordinary Shares that may be sold by such Selling Securityholders under this prospectus and the number of ordinary shares that such Selling Securityholders will beneficially own after the Registered Shares are sold.
The percentage of beneficial ownership is calculated based on 295,066,497 Ordinary Shares outstanding as of June 30, 2024, adjusted for each owner’s options, warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of June 30, 2024, if any.
The information in the table below is based upon information provided by the Selling Securityholder named below. The securities owned by the Selling Securityholder named below do not have voting rights different from the securities owned by other securityholders.

Name of Selling Securityholder	Number of Ordinary Shares Owned Prior to the Offering	Percentage of Ordinary Shares Owned Prior to the Offering	Number of Ordinary Shares being Offered	Number of Ordinary Shares After the Offering	Percentage of Outstanding Ordinary Shares Owned After the Offering
Castrol Holdings International Limited(1)	16,887,328	5.7%	16,887,328	—	—
Gold Sino Assets Limited(2)	96,071,856	31.4%	43,354,793	52,717,063	17.2%
__________________
(1)Immediately prior to the offering, consisted of 16,887,328 Ordinary Shares held by Castrol Holdings International Limited. The address of the principal business office of Castrol Holdings International Limited is Chertsey Road, Sunbury on Thames, Middlesex, TW16 7BP, United Kingdom.
(2)Immediately prior to the offering, consisted of (i) 52,717,063 Ordinary Shares held by Gold Sino immediately prior to the closing of the transaction contemplated by the Purchase Agreement, (ii) 32,516,095 Ordinary Shares acquired by Gold Sino on June 7, 2024 at the closing (the “Gold Sino Closing”) of the transaction contemplated by the Purchase Agreement, and (iii) 10,838,698 Ordinary Shares issuable upon the exercise of the Gold Sino Warrant issued at the Gold Sino Closing to Gold Sino pursuant to the Purchase Agreement.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 60,242,121 Ordinary Shares.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Registered Shares will be the purchase price of the Registered Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Registered Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders.
The term “Selling Securityholders” include pledgees, assignees, transferees or other successors in interest selling securities received after the date of this prospectus from Castrol Holdings as a pledge, partnership or membership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders and any of their permitted assignees or transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
The Registered Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders,
•to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Registered Shares,
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans,
•ordinary brokerage transactions and transactions in which the broker solicits purchasers,
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions,
•any other method permitted pursuant to applicable law, and
•a combination of any such methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Registered Shares by the Selling Securityholders.
The Registered Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any securities exchange or quotation service on which the Registered Shares may be listed or quoted at the time of sale, including the Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the assignees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
At the time a particular offering of the Registered Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Registered Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Registered Shares by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Registered Shares under this prospectus. Further, we cannot assure you that the Selling Securityholder will not transfer, distribute, devise or gift the Registered Shares by other means not described in this prospectus. In addition, any Registered Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Registered Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholder and any other person participating in the sale of the Registered Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Registered Shares by the Selling Securityholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Registered Shares to engage in market-making activities with respect to the particular Registered Shares being distributed. This may affect the marketability of the Registered Shares and the ability of any person or entity to engage in market-making activities with respect to the Registered Shares.
With respect to those Registered Shares being registered pursuant to the Registration Rights Agreement we have agreed to indemnify or hold harmless the Selling Securityholders and their officers, directors and agents and each person who controls the relevant Selling Securityholders, against certain liabilities, including certain liabilities under the Securities Act. Such Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

EXPENSES OF THIS OFFERING
Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the Ordinary Shares registered hereby. With the exception of the registration fee payable to the SEC, all amounts are estimates. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Amount
SEC registration fee	$11,478	*
Printing expenses	$10,000
Legal fees and expenses	$460,000
Accounting fees and expenses	$50,000
Miscellaneous	$5,000
Total	$496,648
__________________
*The amount has been paid by applying the balance of the registration fee previously paid to the SEC.

LEGAL MATTERS
The legality of the Ordinary Shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for Gogoro by Walkers (Singapore) Limited Liability Partnership. Certain legal matters relating to U.S. federal law will be passed upon for Gogoro by Simpson Thacher & Bartlett.

EXPERTS
The consolidated financial statements of Gogoro Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The registered business address of Deloitte & Touche is 20F, Taipei Nan Shan Plaza, No. 100, Songren Rd., Xinyi Dist., Taipei 110016, Taiwan.

ENFORCEABILITY OF CIVIL LIABILITY
Gogoro is incorporated as an exempted company under the laws of the Cayman Islands. Service of process upon Gogoro and upon its directors and officers named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of Gogoro’s assets and substantially all of Gogoro’s directors and officers are located outside the United States, any judgment obtained in the United States against Gogoro or any of its directors and officers may not be collectible within the United States.
Gogoro has irrevocably appointed Cogency Global Inc. as its agent to receive service of process in any action against Gogoro in any U.S. federal or state court arising out of the Transactions. The address of Gogoro’s agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
Gogoro has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Our Cayman Islands legal counsel has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a competent foreign court with jurisdiction to give the judgment, (ii) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; and (vi) does not jeopardize the integrity of the Cayman Islands' judicial system. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.
Gogoro has also been advised by its Taiwan legal counsel that any United States judgments obtained against us will be enforced by courts in Taiwan without further review of the merits only if the court of Taiwan in which enforcement is sought is satisfied with the following:
•the court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;
•if the judgment was rendered by default by the court rendering the judgment, (i) we were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on us with judicial assistance of Taiwan;
•the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of Taiwan; and
•judgments of the courts of Taiwan are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of this registration statement on Form F-3 that we are filing with the SEC under the Securities Act that registers the Ordinary Shares that may be offered under this prospectus from time to time. The registration statement on Form F-3, including the attached exhibits, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Registered Shares, you should refer to the registration statement and the exhibits filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.gogoro.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):
•our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (File No. 001-41327), filed on March 29, 2024 (the “2023 Form 20-F”);
•our current reports on Form 6-K filed with the SEC on April 10, 2024, May 9, 2024, May 16, 2024, May 31, 2024, June 3, 2024, June 25, 2024, August 15, 2024 and August 23, 2024; and
•the description of our ordinary shares contained in Exhibit 2.1 to our 2023 Form 20-F.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Gogoro Inc.
11F, Building C,
No. 225, Section 2, Chang’an E. Rd.
SongShan District, Taipei City 105
Taiwan
We maintain an internet site at http://www.gogoro.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.
The articles of association of the Company provide that we shall indemnify our directors and officers (each, an “indemnified person”) to the maximum extent permitted by law against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his/her duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.    Exhibits
The following exhibits are filed herewith unless otherwise indicated:

			Incorporation by Reference
Exhibit No	Description	Filed Herewith	Form	File No.	Exhibit No.	Filing Date
1.1	Specimen Ordinary Shares Certificate		F-4/A	333-261181	4.1	March 2, 2022
5.1	Opinion of Walkers (Singapore) Limited Liability Partnership as to the validity of the ordinary shares of Gogoro Inc. to be issued	X
10.1	Subscription Agreement between Gogoro Inc. and Castrol Holdings International Limited, dated June 24, 2024		6-K	001-41327	10.1	June 25, 2024
10.2	Letter Agreement between Gogoro Inc. and Castrol Holdings International Limited, dated June 24, 2024		6-K	001-41327	10.2	June 25, 2024
10.3	Registration Rights Agreement by and among Gogoro Inc., Castrol Holdings International Limited and any permitted assignee or transferee who thereinafter becomes a party to this agreement, dated June 24, 2024		6-K	001-41327	10.3	June 25, 2024
10.4	Share and Warrant Purchase Agreement by and between Gogoro Inc. and Gold Sino Assets Limited, dated May 31, 2024		6-K	001-41327	10.1	June 3, 2024
23.1	Consent of Deloitte & Touche, independent registered public accounting firm for Gogoro Inc.	X
23.2	Consent of Walkers (Singapore) Limited Liability Partnership (included in Exhibit 5.1)	X

24.1	Power of Attorney	X
107	Filing Fee table	X
__________________
+Indicates management contract or compensatory plan or arrangement.
#Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.
Item 10.    Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei City, Taiwan on August 23, 2024.

GOGORO INC.

By:	/s/ Hok-Sum Horace Luke
Name:	Hok-Sum Horace Luke
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Hok-Sum Horace Luke and Bruce Aitken, jointly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto any said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Hok-Sum Horace Luke	Director and Chief Executive Officer	August 23, 2024
Hok-Sum Horace Luke	(Principal Executive Officer)

/s/ Bruce Morrison Aitken	Chief Financial Officer	August 23, 2024
Bruce Morrison Aitken	(Principal Financial and Accounting Officer)

/s/ Hui-Ming Cheng	Director	August 23, 2024
Hui-Ming Cheng

/s/ Michael R. Splinter	Director	August 23, 2024
Michael R. Splinter

/s/ Yoshihiko Yamada	Director	August 23, 2024
Yoshihiko Yamada

/s/ Chung-Yao Yin	Director	August 23, 2024
Chung-Yao Yin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Gogoro Inc., has signed this registration statement or amendment thereto in the City of New York, State of New York, on August 23, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.